Exhibit 1

Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required on Amendment No. 3 to Schedule 13G need be filed with respect to ownership by each of the undersigned of shares of common stock of American Medical Systems Holdings, Inc.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Date:  July 30, 2003                    WARBURG, PINCUS EQUITY PARTNERS, L.P.

                                        By: Warburg, Pincus & Co.,
                                            General Partner

                                        By: /s/ Scott A. Arenare
                                            ------------------------------
                                                Scott A. Arenare
                                                Partner


Date:  July 30, 2003                    WARBURG, PINCUS & CO.

                                        By: /s/ Scott A. Arenare
                                            ------------------------------
                                                Scott A. Arenare
                                                Partner


Date:  July 30, 2003                    WARBURG PINCUS LLC

                                        By: /s/ Scott A. Arenare
                                            ------------------------------
                                                Scott A. Arenare
                                                Managing Director and Member